SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

BEST HOMETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-210109	81-1959486
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

100 East Clay Street, Collinsville, Illinois	62234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (618) 345-1121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 13, 2016, Best Hometown Bancorp, Inc. (the “Company”) and Home Federal Savings and Loan Association of Collinsville (the “Bank”) entered into an Agency Agreement with Raymond James & Associates, Inc. (“Raymond James”), who will assist in the marketing of the Company’s common stock during its stock offering.

For its services in the offering, Raymond James will receive a fee of $250,000 upon first closing of the offering. In addition, Raymond James will receive a fee of $25,000 for records agent services and reimbursement for out-of-pocket expenses and legal expenses related to marketing and records management services. No fee will be payable to Raymond James with respect to shares purchased by officers, directors, employees or their immediate families, or shares purchased by employee benefit plans. In the event a syndicated community offering is conducted, the Company will pay fees not to exceed 6.0% of the aggregate purchase price of all shares of common stock sold in the syndicated community offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-210109) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 13, 2016.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated May 13, 2016, by and among the Company, the Bank and Raymond James (exhibits omitted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BEST HOMETOWN BANCORP, INC.

DATE: May 20, 2016	By:	/s/ Ronnie R. Shambaugh
Ronnie R. Shambaugh
President and Chief Executive Officer